Exhibit 99.1

DevOps Leader JFrog Appoints Citrix CIO Meerah Rajavel to its Board of Directors

Rajavel Brings More than 20 Years’ Experience in Cybersecurity and Cloud Leadership at Citrix, McAfee, and Cisco Systems

Sunnyvale, Calif., December 16, 2021 — JFrog Ltd. (“JFrog”) (NASDAQ: FROG), the Liquid Software company and creators of the JFrog DevOps Platform, today announced that Citrix Chief Information Officer (CIO) Meerah Rajavel has been appointed to its Board of Directors. With over 20 years of experience in enterprise software, cybersecurity, and application performance solutions, Ms. Rajavel brings to JFrog a wealth of expertise in revenue growth, go-to-market, and business transformation strategies that will help drive the company’s advancement in the DevOps and DevSecOps markets. Rajavel’s appointment will increase the size of the JFrog Board of Directors to 10 members.

“We are thrilled to welcome Meerah to our Board of Directors,” said Shlomi Ben Haim, Co-founder and CEO of JFrog. “Her extensive experience in making IT a strategic tool for business excellence and competitive differentiation at world-class organizations will be key in helping guide JFrog through our next stage of global growth and product expansion.”

A business-centric technology leader and award-winning CIO, Ms. Rajavel has helped drive profitability, agility, and transformation through the creative use of emerging technologies at large corporations such as Citrix, McAfee, and Cisco Systems, as well as rapid growth startups. A change agent and innovative leader with a reputation for supporting women in technology, Rajavel will be integral to JFrog’s continued commitment to workplace diversity.

Prior to her current post as CIO for Citrix, Rajavel served as CIO and Head of Cloud Product Operations at Forcepoint, where she was responsible for extending the company’s delivery of cloud-based cybersecurity capabilities to customers worldwide. She also held a mix of IT leadership roles at Qlik, Cybersource, InfoSys, and Solix Technologies.

Ms. Rajavel has been recognized among the 50 most innovative technology leaders transforming business by Forbes CIO NEXT 2021, among the Top 25 Cybersecurity Women Leaders to Watch by the Cyberdefense and Software Report, earned the 2017 Stevie Award for Most Innovative Woman of the Year, and was named a 2014 Woman of Influence by Silicon Valley Business Journal.

“I’ve followed JFrog’s growth trajectory over the past 10 years and have been very impressed by its ability to help organizations digitally transform through the seamless and secure delivery of software updates, which are such an integral part of today’s business infrastructure,” said Rajavel. “As the criticality of securing the software supply chain continues to escalate, I know JFrog—which securely manages critical pieces of the software development lifecycle from development, to production, and all the way to devices – will drive market standards in the months and years to come.”

Ms. Rajavel is currently a strategic advisory board member at TruU, an identity platform for digital and physical security, and previously served on the boards of directors of NOVA Workforce and WinIT Leadership. Ms. Rajavel holds a Master of Business Administration in General Management from the Leavey School of Business at Santa Clara University; a Bachelor of Engineering in Computer Science from Thiagaraja College of Engineering in India; and a Project Management Professional Certification from University of California, Santa Cruz.

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About JFrog

JFrog is on a mission to be the company powering all of the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure flow of binaries from developers to the edge. The company’s end-to-end DevOps platform – the JFrog Platform—provides the tools and visibility required by modern organizations to solve today’s challenges across critical pieces of the DevOps cycle. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-managed and SaaS services on a number of cloud service provider platforms. JFrog is trusted by millions of users and thousands of customers, including a majority of the Fortune 100 companies that depend on JFrog solutions to manage their mission-critical software delivery pipelines. Learn more at jfrog.com.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding our advancement in the DevOps and DevSecOps markets, our expectations regarding our global growth and product expansion, our expectations regarding the market for our products, our ability to meet customer needs, and our ability to drive market standards. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions, including Upswift, into our offerings; our and Vdoo’s ability to provide continuity to our respective customers following our recent acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

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